Exhibit 99.1

JOINDER AGREEMENT TO

AGREEMENTS AS TO JOINT FILING PURSUANT TO REGULATION 240.13d-1(k)(1)(iii)

Pursuant to Regulation Section 240.13d-1(k)(1)(iii), the undersigned acknowledge and agree that the attached Amendment No. 5 to Schedule 13D relating to Western Capital Resources, Inc. (the “Issuer”) is being filed on behalf of each of the undersigned.

WHEREAS, WCR, LLC, a Delaware limited liability company, BCP 2 WCR, LLC, a Delaware limited liability company , Blackstreet Capital Partners (QP) II, L.P., a Delaware limited partnership, Blackstreet Capital Advisors II, LLC, a Delaware limited liability company, BCP2 Alpha, LLC, a Delaware limited liability company, Blackstreet Capital Management, LLC, a Delaware limited liability company, BC Alpha Holdings I, LLC, a Delaware limited liability company, BCA 2 WCR, LLC, a Delaware limited liability company, and Murry N. Gunty (collectively, the “Group”) have entered into Agreements as to Joint Filing on April 12, 2010, November 3, 2010, and July 3, 2013, and a Joinder Agreement to the Agreements as to Joint Filing on October 14, 2014, and a Joinder Agreement to the Agreements as to Joint Filing on July 13, 2015; and

WHEREAS, Blackstreet Capital Advisors, LLC and Blackstreet Capital Investors, LLC, each a Delaware limited liability company (the “New Members”) wish to join the Group by virtue of each such entity's beneficial ownership of the Issuer’s stock;

NOW, IT IS AGREED, this 6th day of January, 2017 by the parties hereto:

1.     In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the New Members agree to the joint filing together with the other members of the Group, on behalf of the Group, of statements on Schedule 13D with respect to the securities of the Issuer to the extent required under applicable securities laws.

2.     This Joinder Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be executed as of January 6, 2017.

WCR, LLC		BCA 2 WCR, LLC
By: BCA 2 WCR, LLC, Manager

By:	/s/ Murry N. Gunty	By:	/s/ Murry N. Gunty
Murry N. Gunty, Manager		Murry N. Gunty, Manager

BCP 2 WCR, LLC		BLACKSTREET CAPITAL ADVISORS II, LLC

By:	/s/ Murry N. Gunty	By:	/s/ Murry N. Gunty
Murry N. Gunty, Manager		Murry N. Gunty, Manager

BC ALPHA HOLDINGS I, LLC		BCP2 ALPHA, LLC
By: BLACKSTREET CAPITAL MANAGEMENT, LLC Manager		By: BLACKSTREET CAPITAL MANAGEMENT, LLC Manager

By:	/s/ Murry N. Gunty	By:	/s/ Murry N. Gunty
Murry N. Gunty, Manager		Murry N. Gunty, Manager

BLACKSTREET CAPITAL PARTNERS (QP) II, L.P.		BLACKSTREET CAPITAL MANAGEMENT, LLC
By: BLACKSTREET CAPITAL ADVISORS II, LLC, its General Partner

		By:	/s/ Murry N. Gunty
By:	/s/ Murry N. Gunty	Murry N. Gunty
Murry N. Gunty, Manager

BLACKSTREET CAPITAL ADVISORS, LLC		BLACKSTREET CAPITAL INVESTORS, LLC

By:	/s/ Murry N. Gunty	By:	/s/ Murry N. Gunty
Murry N. Gunty, Manager		Murry N. Gunty, Manager

/s/ Murry N. Gunty
Murry N. Gunty